EXHIBIT 10.2

InterAmerican Gaming Inc.

August 22nd, 2011

PRIVATE & CONFIDENTIAL

Mr. Marc Askenasi
President
Baron Group Ventures
519-955 Queen Street West
Toronto, On M6J 3X5

Re:           Acquisition of NOWPHIT

Dear Mr. Askenasi:

I refer to our letter agreement dated July 7, 2011 and by way of this letter, the parties agree to extend the Closing Date deadline as stated in Paragraph 6 from August 5, 2011 to September 23, 2011. Notwithstanding the foregoing, if this transaction does not close for any reason on or prior to October 7th, 2011, then this agreement shall have no further force and effect and each party will have deemed to have released the other from any obligations.

In order to ensure the NOWPHIT product maintains its development schedule, InterAmerican Gaming Inc. agrees to loan up to fifty thousand dollars (US$50,000) in development funds to NOWPHIT Operations Inc. as required prior to the Closing Date.

Kindly confirm our agreement by executing where indicated and returning by courier or facsimile a copy of this letter to the undersigned at your earliest convenience.

Sincerely,

InterAmerican Gaming Inc.

By:           /s/ John G. Simmonds
Name:           John G. Simmonds
Title:           Chairman and Chief Executive Officer

Agreed and accepted, this 23rd day of August, 2011 by:

On behalf of the Vendor:

By:           /s/ Marc Askenasi
Name:           Marc Askenasi
Title:           President and Principal Shareholder